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                                                                   Exhibit 23.8

                  CONSENT OF MORGAN STANLEY& CO. INCORPORATED

Board of Directors
Westvaco Corporation
One High Ridge Park
Stamford, CT 06905

Members of the Board:


   We hereby consent to the use in Amendment No. 2 to the Registration Statement of MW Holding Corporation on Form S-4 and in the Joint Proxy Statement/Prospectus of MW Holding Corporation, The Mead Corporation and Westvaco Corporation which is part of the Registration Statement, of our opinion dated August 28, 2001 appearing as Annex E to such Joint Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the heading "Summary", "The Business Combination--Background of the Business Combination", "The Business Combination--Reasons for the Business Combination and Recommendations of the Boards" and "The Business Combination--Opinion of Westvaco's Financial Advisors". In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.


                                          MORGAN STANLEY & CO. INCORPORATED


                                          By: /s/ PATRICK MCDONOUGH
                                              ---------------------------------
                                              Patrick McDonough
                                              Managing Director

New York, NY

December 20, 2001